UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2016

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts		02108
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim CFO

On September 6, 2016, Cosi, Inc. (the “Company”) appointed James O’Connor, Jr., President of The O’Connor Group, Inc. (“TOG”), and Edward Schatz, Senior Managing Director of TOG, to serve as the Company’s interim co-Chief Financial Officers.  Mr. O’Connor and Mr. Schatz will replace Miguel Rossy-Donovan, the Company’s previous Chief Financial Officer, who resigned effective September 23, 2016, as previously announced, to pursue a job at another company.

In addition, the Company has engaged TOG to advise the Company regarding financial and strategic matters.  Pursuant to the terms of its engagement letter dated September 6, 2016, the Company will pay TOG a consulting fee of $21,000 per week, and will reimburse TOG for out-of-pocket business expenses incurred in the performance of its obligations under such engagement related to out-of-town travel.  TOG’s engagement may be terminated by either party at any time for any reason.

In addition, each of Mr. O’Connor and Mr. Schatz will receive 50,000 stock options for unregistered shares of the Company’s common stock, par value $0.01 per share, priced at the Company’s stock price at the close of trading on the date of grant, with the date of grant being September 6, 2016.  The stock options will fully vest on the date of grant.

Interim CEO.

On September 6, 2016, the Company entered into a Consulting Agreement (the “Agreement”) effective as of August 22, 2016, with Patrick Bennett concerning the compensation he will receive in his interim role as Chief Executive Officer & President.

Under the Agreement, the Company has agreed to pay Mr. Bennett a monthly consulting fee equal to $15,000 and to reimburse Mr. Bennett for all reasonable out-of-pocket business expenses incurred by Mr. Bennett in connection with his performance of services under the Agreement, including, without limitation, all travel, housing and other expenses incurred by Mr. Bennett in connection with commuting to and working out of the Company’s headquarters located in Boston, Massachusetts (the “Cosi Support Center”).

A copy of the Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On September 6, 2016, the Company also announced that, effective immediately, it will discontinue releasing monthly comparative sales results.

Item 9.01(d).                           Exhibits.

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Consulting Agreement dated September 6, 2016, effective August 22, 2016, between Cosi, Inc., and Patrick Bennett	E

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: September 7, 2016	/s/ Patrick Bennett
Name: Patrick Bennett
Title: Interim Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Consulting Agreement, dated September 6, 2016, effective August 22, 2016, between Cosi, Inc., and Patrick Bennett	E